                                 Exhibit 4.11


                            STOCKHOLDERS AGREEMENT
                            ----------------------


          THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of November
                                             ---------
27, 1996, by and among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the
      -------
"Stockholders"). Capitalized terms not otherwise defined in this Agreement are
 ------------
used herein with the meanings assigned to such terms in the Stock Purchase Agreement of even date herewith, by and among the parties hereto (the "Stock
                                                                       -----
Purchase Agreement").
------------------

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company, and (iii) limiting the manner and terms by which the Common Stock may be transferred. The execution and delivery of this Agreement is a condition to the Stockholders' purchase of Class A Common pursuant to the Stock Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


          1.   BOARD OF DIRECTORS.
               ------------------

          (a)  Board Composition and Vacancies.  From and after the Initial
               -------------------------------
Closing under the Stock Purchase Agreement until the provisions of this paragraph 1 cease to be effective pursuant to paragraph 1(e), each Stockholder shall vote all shares of Common Stock owned by such Stockholder or over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

          (i) The authorized number of directors on the Board shall be established and remain at seven directors.

          (ii) The following individuals shall be elected to the Board:

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

               (A)  two representatives (the "MDCP Directors") designated by
                                              --------------
          MDCP so long as MDCP and its Affiliates hold at least 50% of the shares of Investor Stock initially purchased by MDCP under the Stock Purchase Agreement, and thereafter one representative designated by MDCP so long as MDCP and its Affiliates hold at least 10% of such shares and at least 3% of the Company's outstanding common stock;

               (B)  one representative (the "Frontenac Director") designated by
                                             ------------------
          Frontenac so long as Frontenac and its Affiliates hold at least 20% of the shares of Investor Stock initially purchased by Frontenac under the Stock Purchase Agreement and at least 3% of the Company's outstanding common stock;

               (C)  one representative (the "BV Director") designated by BV so
                                             -----------
          long as BV and its Affiliates hold at least 50% of the shares of Investor Stock initially issued to BV under the Stock Purchase Agreement and at least 3% of the Company's outstanding common stock;

               (D) two Executive Investors employed by the Company (the "Management Directors") designated by holders of a majority of the
           --------------------
          outstanding shares of Investor Stock initially issued to the Executive Investors under the Stock Purchase Agreement and held by Executive Investors who are employed by the Company or its Subsidiaries at the time of such designation or their Permitted Transferees ("Management
                                                                    ----------
          Stock"); and
          -----

               (E)  one representative (the "Outside Director") designated by
                                             ----------------
          holders of a majority of the outstanding shares of Institutional Investor Stock and reasonably acceptable to holders of a majority of the outstanding shares of Management Stock, provided that such
                                                      --------
          representative is not a member of the Company's management or an employee or officer of the Company or any of its Subsidiaries.

     The MDCP Directors, the Frontenac Director and the BV Director are referred to herein collectively as the "Institutional Investor Directors."
                                    --------------------------------

          (iii) The composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the
                                ---------
     Board.

          (iv) Committees of the Board or a Sub Board shall be created only upon the approval of a majority of the members of the Board or the applicable Sub Board that includes a majority of the Institutional Investor Directors serving on such Board or Sub Board, and the composition of each such committee (if any) shall be proportionately equivalent to that of the Board to the extent practicable.

          (v) Any director will be removed from the Board or a Sub Board, with or without cause, at the written request of the holder or holders that designated such person to be a director and under no other circumstances; provided that if any Management

     Director ceases to be an employee of the Company and its Subsidiaries, he shall be removed as a member of the Board and each Sub Board promptly after his employment ceases.

          (vi) In the event that any director ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative (or in the case of a vacant Management Directorship, an Executive Investor) designated by the holder or holders that initially designated the departing director.

          (vii) If any party eligible to designate a representative to fill a directorship pursuant to the terms of this paragraph 1 fails to so designate, the individual previously holding such directorship shall be elected to such position, or if such individual has been removed as a director or fails or declines to serve, the vacancy shall be filled with an individual designated by holders of a majority of the Investor Stock then outstanding; provided that the Stockholders shall vote to remove such individual if the party which failed to designate such directorship so directs.

          (viii) If MDCP, Frontenac, or BV become ineligible, by virtue of the terms of subparagraphs 1(a)(ii)(A), (B), or (C), respectively, to designate a representative to fill a directorship pursuant to such subparagraph, the vacancy shall, so long as at least 50% of the Investor Stock initially issued under the Stock Purchase Agreement (including stock issued with respect to such initially issued Investor Stock, whether by stock split, stock dividend, or recapitalization) remains outstanding, be filled with an individual designated by holders of a majority of the Investor Stock then outstanding, and thereafter by holders of a majority of the Common Stock then outstanding.

          (b)    Director Expenses; Indemnity Insurance; Exculpation.  The
                 ---------------------------------------------------
Company shall pay the reasonable out-of-pocket expenses incurred by each director other than a Management Director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any director designated under this Agreement serves on the Board and for 5 years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to the Board at the time such insurance is first obtained and not thereafter reduced in amount or coverage, and the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

          (c)    Attendance Right.  If at any time an Institutional Investor
                 ----------------
fails for any reason, or becomes ineligible, to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, then so long as such Institutional Investor together with its Affiliates holds at least 10% of the shares of Investor Stock initially purchased by such Institutional Investor under the Stock Purchase Agreement, the Company shall (i) permit a representative of such Institutional Investor to attend as an observer (or in the case of a telephonic conference, a listener) all meetings of the Board, any Sub Board, or any committees thereof, (ii) provide such representative with all written materials and other information (including, without limitation, copies of meeting minutes and notices of future meetings) given to directors in connection with

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

such meetings at the same time such materials and information are given to the directors, and (iii) pay the reasonable out-of-pocket expenses incurred by such representative in connection with attending such meetings.

          (d)  Company Guidelines.  Not later than the third meeting of the
               ------------------
Board after the date of this Agreement, the Board shall adopt a set of standards of business conduct which shall establish reasonable and prudent policies and guidelines for the Company and its Subsidiaries and their employees, including, without limitation, with respect to the following matters: conflicts of interest, ethical practices, trade regulation, payment and procurement policies, legal compliance, employment discrimination, sexual harassment and environmental management.

          (e)  Termination.  The rights and requirements under this paragraph 1
               -----------
shall terminate at the closing of the first to occur of (i) a Public Offering and (ii) a Sale of the Company.

          2.   REPRESENTATIONS AND WARRANTIES.  Each Stockholder represents and
               ------------------------------
warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Investor Stock or other Common Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          3.   RESTRICTIONS ON TRANSFER.
               ------------------------

          (a)  Retention of Executive Stock.  No Executive Investor shall sell,
               ----------------------------
transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) ("Transfer") any interest in Executive Stock (as that term is defined in the
  --------
Executive Stock Agreements), except in a Permitted Transfer, as defined in paragraph 3(b) below, or pursuant to the provisions of (i) paragraph 3 of the Executive Stock Agreement to which such Executive Investor is a party, (ii) the forfeiture provisions of the Vesting Agreement to which such Executive Investor is a party, or (iii) paragraphs 4(c) or 5(a) hereof; provided that following the
                                                     --------
consummation of a Public Offering, the above restrictions of this paragraph 3(a) shall apply only to Executive Stock that is either (or both) Vested Class C Common (as that term is defined in the Vesting Agreements) or Unvested Shares (as that term is defined in the Executive Stock Agreements); and further
                                                             -----------
provided that no Executive Investor shall Transfer shares of Unvested Class C
--------
Common (as that term is defined in the Vesting Agreements) to any Person, except pursuant to the terms set forth in the Vesting Agreements.

          (b)  Permitted Transfers. "Permitted Transfer" means any Transfer of
               -------------------   ------------------
Common Stock (i) pursuant to applicable laws of descent and distribution, (ii) among such Stockholder's Family Group (as defined below), or (iii) in the case of a Stockholder that is not a natural person, to such Stockholder's Affiliates; provided that the restrictions and conditions described in this Agreement, the
--------
Stock Purchase Agreement, or any Executive Stock Agreement to which the transferor is a party shall continue to be applicable to such Common Stock after any such Permitted Transfer, and the transferee(s) of such stock (the "Permitted
                                                                       ---------
Transferee(s)") shall have agreed in writing to be bound by the provisions of
-------------
such agreements; and provided further that if any such stock is transferred pursuant to clause (iii) of this paragraph 3(b), any transfer of control of such Affiliate thereafter shall be deemed a Transfer of such stock for purposes of this Agreement and will not be considered a Permitted Transfer unless such deemed Transfer itself satisfies the requirements of this paragraph 3(b). A Stockholder's "Family Group" means such Stockholder's spouse and descendants
               ------------
(whether natural or adopted) and any trust solely for the benefit of such Stockholder and/or such Stockholder's spouse and/or descendants.

          4.   FIRST REFUSAL AND PARTICIPATION RIGHTS.
               --------------------------------------

          (a)  Sale Notice.   At least 60 days prior to any Transfer of Investor
               -----------
Stock (other than a Permitted Transfer, a transfer pursuant to the repurchase provisions in any of the Executive Stock Agreements, or a forfeiture pursuant to the provisions of any Vesting Agreement), the Stockholder(s) desiring to making such Transfer (the "Transferring Stockholder(s)") shall deliver a written notice
                    ---------------------------
(the "Sale Notice") to the Company and the other Stockholders, specifying in
      -----------
reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer.

          (b)  First Refusal.
               -------------

               (i) The Company shall notify the Transferring Stockholder and each other Stockholder in writing, within 20 days after its receipt of the Sale Notice, whether it desires to purchase any of the shares offered for sale in the Sale Notice (the "Offered Shares") and, if so, how many Offered
                                   --------------
     Shares it desires to purchase (the "Company Notice").  Subject to
                                         --------------
     subparagraph 4(b)(vii) below, the Company shall have the right to purchase all the Offered Shares which it elects to purchase in the Company Notice, at the price and on the other terms (subject to subparagraph 4(b)(iii) below) set forth in the Sale Notice. If the Company elects to purchase all of the Offered Shares, the Company Notice shall also set forth the time and place of the closing of such purchase (the "Closing"), which shall occur
                                                 -------
     not more than 90 days after the Company's receipt of the Sale Notice.

               (ii) Each Stockholder shall have the right to purchase its pro rata portion (based upon the number of shares of Investor Stock held by each Stockholder electing to purchase any of the Offered Shares) of the Offered Shares not purchased by the Company under subparagraph 4(b)(i) above or by other Stockholders under this subparagraph 4(b)(ii), at the price and on the other terms (subject to subparagraph 4(b)(iii) below) set forth in the Sale Notice, by so notifying the Company in writing 10 days after receipt of the Company Notice (each, a "Stockholder Notice"). Each
                                                   ------------------
     Stockholder Notice shall specify the maximum number of shares which the Stockholder sending such Stockholder Notice desires to purchase.

               (iii) Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Shares described in the Sale Notice is not payable in the form of cash or simple promissory notes issued by the prospective purchaser described therein, the Company and any Stockholders electing to purchase Offered Shares pursuant to subparagraphs 4(b)(i) or (ii) above shall be required to pay only such portion, if any, of the sale price described in the Sale Notice as consists of cash and simple promissory notes (the latter to be issued by the Company or the Stockholder purchasing such shares, as applicable), and delivery of such consideration to the Transferring Stockholder shall be payment in full for the Offered Shares.

               (iv) If the Company does not elect to purchase all of the Offered Shares, it shall notify all Stockholders in writing within 35 days after the Company's receipt of the Sale Notice whether the Company and the Stockholders have elected, in the aggregate, to purchase all of the Offered Shares (the "Second Company Notice").
                  ---------------------

               (v) If the Company and the other Stockholders have elected pursuant to subparagraph 4(b)(i) or (ii) above, in the aggregate, to purchase all Offered Shares, the Second Company Notice shall set forth the number of Offered Shares to be purchased by the Company and by each Stockholder that elected to purchase Offered Shares and the time and place of the Closing, which shall occur not less than 60 nor more than 90 days after the Company's receipt of the Sale Notice.

               (vi)  At the Closing, the Company (if it elected to purchase any
     Offered   Shares) and each Stockholder electing to purchase Offered Shares
     (if the Company did not elect to purchase all Offered Shares) shall deliver to the Transferring Stockholder the cash and, if applicable, the promissory notes constituting the purchase price for the Offered Shares to be purchased by such purchaser, and the Transferring Stockholder shall deliver to the Company and/or each purchasing Stockholder the certificate(s) representing the Offered Shares being purchased by such purchaser.

               (vii) If the Company and all Stockholders do not elect, in the aggregate, to purchase all Offered Shares pursuant to subparagraphs 4(b)(i) and (ii) above, all elections pursuant to subparagraphs 4(b)(i) or (ii) to purchase Offered Shares shall be null and void (which fact shall be stated in the Second Company Notice), and the Transferring Stockholder shall have the right, subject to paragraph 4(c) below, to Transfer the Offered Shares to the transferee described in the Sale Notice at the price and on the other terms described therein, within 90 days after the date of the Sale Notice. If after such 90-day period, the Offered Shares which the Transferring Shareholder is entitled to transfer pursuant to this subparagraph (vii) have not been so transferred, they shall thereafter again be subject to this paragraph 4(b).

          (c)  Participation Rights.
               --------------------

               (i) Any Stockholder not electing to purchase any Offered Shares pursuant to subparagraph 4(b)(ii) above may elect to participate in any sale of Offered Shares pursuant to subparagraph 4(b)(vii) above (and only in a sale pursuant to such subparagraph) by so stating in the Stockholder Notice, provided that an Executive Investor may not sell any Vested Shares
             --------
     of Class B Common pursuant to this paragraph (c) unless the number of Offered Shares is equal to at least 50% of the total number of shares of

     Institutional Investor Stock then outstanding, and provided further that an Executive Investor may under no circumstances sell any Unvested Shares or any other shares of Class C Common pursuant to this paragraph (c).

               (ii) If any Stockholders have elected to participate in such Transfer, and if no electing Executive Investors are eligible to sell any Vested Shares of Class B Common in such Transfer (pursuant to the proviso in paragraph 4(c)(i) above), the Transferring Stockholder(s) and such electing Stockholders shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Investor Stock equal to the product of (i) the quotient determined by dividing the number of shares of Investor Stock owned by such Person by the number of shares of Investor Stock owned by all Stockholders participating in such Transfer (including the Transferring Stockholder(s)), and (ii) the number of Offered Shares specified in the Sale Notice.

               (iii) In the event any electing Executive Investor is eligible to sell Vested Shares of Class B Common in the Contemplated Transfer (pursuant to the proviso in subparagraph 4(c)(i)) and wishes to do so, then the Transferring Stockholder(s) and the electing Stockholders shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Investor Stock and Vested Shares of Class B Common equal to the product of (i) the quotient determined by dividing the number of shares of Investor Stock and Vested Shares of Class B Common owned by such Person by the aggregate number of shares of Investor Stock and Vested Shares of Class B Common owned by all Stockholders participating in such Transfer (including the Transferring Stockholder(s)), times (ii)
                                                                   -----
     the number of Offered Shares specified in the Sale Notice; provided that an
                                                                --------
     Executive Investor may not sell any Vested Shares of Class B Common in such contemplated Transfer unless such Executive Investor is entitled to sell and sells in such contemplated Transfer all Investor Stock held by such Executive Investor at the time of the contemplated Transfer.

               (iv) Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the participating Stockholder(s) in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its Offered Shares to any prospective transferee unless (i) such prospective transferee agrees to the participation of the participating Stockholder(s) in such Transfer, or (ii) the Transferring Stockholder purchases from each participating Stockholder the same number of shares (at the same price and on the same terms) that such participating Stockholder would have been entitled to sell had the prospective transferee so agreed.

               (v) Each Stockholder transferring shares pursuant to this paragraph 4(c) shall pay its pro rata share (based on the number of shares of Common Stock to be transferred by such Stockholder) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of shares); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

          5.   SALE OF THE COMPANY.
               -------------------

          (a)  Stockholder Obligation. If the holders of at least 67% of the
               ----------------------
Institutional Investor Stock then outstanding approve a Transfer of all or substantially all of the outstanding stock or assets of the Company and its Subsidiaries, including by way of merger or consolidation (a "Sale of the
                                                              -----------
Company," and as approved, an "Approved Sale"), each Stockholder shall vote for,
-------                        -------------
consent to and raise no objections against such Approved Sale. If the Approved Sale is structured (i) as a merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of stock, each Stockholder shall agree to sell all of such Stockholder's shares of Common Stock on the terms and conditions approved by the Board and the holders of at least 67% of the Institutional Investor Stock then outstanding. Each holder of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b)  Conditions to Obligation.  The obligations of the Stockholders
               ------------------------
with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of Common Stock shall receive the same form of consideration and the same amount of consideration for each share of such class of Common Stock to be sold in such Approved Sale, and (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; provided that there shall be no difference between the
                       --------
form (or option as to form) and amount of consideration paid for each share of Class A Common and Class B Common to be sold in such Approved Sale, other than what is consistent with the Distribution Preference of the Class A Common pursuant to the Certificate of Incorporation.

          (c)  Initial Public Offering.  In the event that the holders of at
               -----------------------
least 67% of the Institutional Investor Stock then outstanding approve an initial Public Offering, the Stockholders shall take all necessary or desirable actions in connection with the consummation of the Public Offering.

          (d)  Recapitalization.  Prior to and in connection with an initial
               ----------------
Public Offering, or at any time upon the affirmative vote of holders of a majority of the Class B Common then outstanding and holders of at least 67% of the Institutional Investor Stock then outstanding, each Stockholder shall consent to, vote for, and take all necessary or desirable actions in connection with the consummation of, a recapitalization, reorganization and/or exchange of the Class A Common and Class B Common into a single class of common stock (the "Recapitalization"), so that each Stockholder receives in such Recapitalization
 ----------------
a number of shares of new common stock
in proportion to the number of shares of Class A Common and Class B Common held by such Stockholder immediately prior to the Recapitalization.

          (e)  Termination.  The provisions of this paragraph 5 shall terminate
               -----------
upon the completion of the first to occur of (i) a Public Offering or (ii) a Sale of the Company.

          6.   RESTRICTIVE LEGEND.  Each certificate evidencing Common Stock and
               ------------------
each certificate issued in exchange for or upon the transfer of any Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to restrictions on transfer and a voting agreement contained in a Stockholders Agreement dated as of November 27, 1996, by and among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Common Stock outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares of Common Stock when all provisions of this Agreement have ceased to apply to such share in accordance with the terms hereof.

          7.   TRANSFEREES.  Prior to transferring any Common Stock (other than
               -----------
pursuant to a Public Offering or a Sale of the Company) to any Person, the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a written counterpart of this Agreement.

          8.   TRANSFERS IN VIOLATION OF AGREEMENT.  Any Transfer or attempted
               -----------------------------------
Transfer of any Common Stock in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          9.   AMENDMENT AND WAIVER.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the holders of at least 67% of the Institutional Investor Stock then outstanding, and a majority of the Executive Stock then outstanding. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          10.  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.  ENTIRE AGREEMENT.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          12.  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and the respective successors and assigns of each of them, so long as they hold any Common Stock; provided that the power of any party to designate a representative to fill a directorship under subparagraphs 1(a)(ii)(A) through (D) shall be unassignable and may not be exercised by any successor in interest to the Persons specified in such subparagraphs.

          13.  COUNTERPARTS.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          14.  REMEDIES.  The Company and the Stockholders shall be entitled to
               --------
enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          15.  NOTICES.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be deemed to have been given when personally delivered, one business day after being sent by reputable overnight courier service (charges prepaid), and three business days after being mailed first class mail (postage prepaid and return receipt requested) to the Company at the address set forth below, to any Stockholder at the address listed on the Schedule of Investors to the Stock Purchase Agreement, to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company's address is:

               Focal Communications Corporation
               300 West Washington Blvd., Suite 1408

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

               Chicago, Illinois  60606
               Attention: President

          16.  Governing Law.  The corporate law of the State of Delaware shall
               -------------
govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          17.  Business Days.  If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          18.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                             *      *      *      *

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


/s/ Brian F. Addy                MADISON DEARBORN CAPITAL PARTNERS, L.P.
-----------------
Brian F. Addy                    By Madison Dearborn Partners, L.P., its General
                                 Partner

                                 By Madison Dearborn Partners, Inc., its General Partner


 /s/ John R. Barnicle            By /s/ James N. Perry, Jr.
---------------------               ----------------------
John R. Barnicle                 Its   Vice President
                                       --------------

 /s/ Joseph Beatty
------------------
Joseph Beatty                    FRONTENAC VI, L.P.

                                 By Frontenac Company, its General Partner

 /s/ Robert C. Taylor, Jr.       By /s/ James E. Crawford III
-------------------------           -------------------------
Robert C. Taylor, Jr.            Its   General Partner
                                       ---------------

                                 BATTERY VENTURES III, L.P.

                                 By Battery Partners III, L.P., its General
                                 Partner

                                 By /s/ Richard D. Frisbie
                                    ----------------------

                                 Its  Managing Partner
                                      ----------------

                                 FOCAL COMMUNICATIONS CORPORATION

                                 By /s/ Robert C. Taylor, Jr.
                                    ------------------------

                                 Its  President
                                      ---------

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